UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                                ________
                                FORM 8-K

                             CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported) April 9, 2002

                      LANDS' END, INC.
   (exact name of registrant as specified in its charter)





    DELAWARE                 1-9769              36-2512786
(State or other           (Commission         (I.R.S. Employer
  jurisdiction            File Number)         Identification
of incorporation)                                  Number)




 Lands' End Lane, Dodgeville, Wisconsin             53595
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number     608-935-9341
     including area code





















                     INFORMATION INCLUDED IN THIS REPORT

Item 5.  Other Events.

         Attached as Exhibit 99 to this report is a news release issued on April 9, 2002, by Lands' End, Inc., updating its business outlook for fiscal 2003, ended January 31, 2003.

























































                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, its duly authorized officer and chief financial officer.



                                         LANDS' END, INC.



April 9, 2002                    By: /S/ DONALD R. HUGHES
                                         Donald R. Hughes
                                         Senior Vice President &
                                         Chief Financial Officer


























                                                         EXHIBIT 99
FOR IMMEDIATE RELEASE
                  LANDS' END UPDATES BUSINESS OUTLOOK

DODGEVILLE, Wis. ...   April 9, 2002 ...  Lands' End, Inc. (LE), the
direct merchant of classically styled apparel and home furnishings, is updating its business outlook for fiscal 2003, ended January 31, 2003.
          Total revenue for the first 8 weeks of fiscal 2003, compared with the same fiscal period in the prior year, is up 10 percent,
exceeding management's plan.   This increase is partially attributable
to the two week earlier Easter holiday. Gross profit margin for the first 8 weeks is also above management's plan, and if this trend continues, the company may exceed its previous guidance of a 30 to 70 basis point full year improvement.
          Accordingly, while it is early in the year and our business is highly seasonal, based on these results, we currently believe we may exceed our previous guidance of a high-single-digit to low-double-digit increase in diluted earnings per share for the full year. Management currently anticipates that total revenue will increase in the single-digit range for this 52-week year, as compared with the previous 53-week year.
First quarter earnings release
          Lands' End will release its first quarter earnings report on May 16, 2003, before the market opens. A conference call and live audio web cast is scheduled at 9:30 a.m. CT, and a replay will be available.

Statement regarding forward-looking information
Statements in this release that are not historical, including, without limitation, statements regarding our plans, expectations, assumptions, and estimations for fiscal 2003 revenues, gross profit margin, and earnings, as well as anticipated sales trends and future development of our business strategy, are considered forward-looking and speak only as of today's date. As such, these statements are subject to a number of risks and uncertainties. Future results may be materially different from those expressed or implied by these statements due to a number of factors. Currently, we believe that the principal factors that create uncertainty about our future results are the following: customer response to our merchandise offerings, circulation changes and other initiatives; the mix of our sales between full price and liquidation merchandise; overall consumer confidence and general economic conditions, both domestic and foreign; effects of weather on customer purchasing behavior; effects of shifting patterns of e-commerce versus catalog purchases; costs associated with printing and mailing catalogs and fulfilling orders; dependence on consumer seasonal buying patterns; fluctuations in foreign currency exchange rates; and changes that may have different effects on the various sectors in which we operate (e.g., rather than individual consumers, the Business Outfitters division, included in the specialty segment, sells to numerous corporations, and certain of these sales are for their corporate promotional activities).
 Our future results could, of course, be affected by other factors as well. More information about these risks and uncertainties may be found in the company's 10-K filings with the S.E.C.
          The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will
not be realized.                  -0-
               Contact Charlotte LaComb:  608-935-4835